UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2019

SKYWOLF WIND TURBINE CORP.
(Exact name of Registrant as specified in its charter)

New York	000-56005	80-0631209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

156 Court Street
Geneseo, NY 14454
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (585) 447-9135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As disclosed in the Current Report on Form 8-K filed by SkyWolf Wind Turbine Corp. (the “Company”) on February 13, 2019, on February 11, 2019 the Company and GR8 Seas Holdings, Inc. (the “Buyer”) entered into a non-binding letter of intent pursuant to which the Buyer indicated its intent to purchase a total of 500 turbines from the Company over a period of 18 months in exchange for an estimated aggregate purchase price of $17,500,000. As further disclosed therein, the Company and the Buyer anticipated entering into a definitive agreement for the sale of the turbines within the 90 thereafter and that the Buyer would provide payment for up to 50% of the estimated costs of the turbines upon entering into the definitive agreement.

On July 22, 2019, Company and the Buyer entered into the definitive sales and purchase agreement contemplated by the letter of intent (the “Agreement”). Pursuant the Agreement, the Buyer has agreed to purchase 500 of the Company’s SkyWolf Model 35H-A Hybrid Diffused Augmented wind turbines at the price of $26,000 each or $13,000,000 total. The purchase price of the turbines is subject to increase if the cost to the Company of any components used in the manufacturing of the turbines increases as the result of any tariff. The turbines will be purchased by the Buyer pursuant to release orders to be issued by the Buyer over 24 months from the date of the Agreement. The initial release order for 150 turbines was issued by the Buyer simultaneously with the execution and delivery of the Agreement. The initial order of 150 turbines is expected to be delivered to the Buyer in three monthly installments of 50 turbines each beginning in October 2019.

An initial deposit of 60% of the purchase price for the turbines covered in any release order is payable within 30 days after delivery of the release order. An additional 15% of the purchase price for the turbines covered in any release order is payable on the earlier of (i) 60 days after delivery of the release order or (ii) the Company’s delivery of the first turbine covered by the release order. The remainder of the purchase price for the turbines covered in any release order is payable within 30 days after delivery of the turbines.

The description of the Agreement above is only a summary and is subject to, and qualified in its entirety by reference to, the copy of the Agreement attached as Exhibit 10.1 and incorporated by reference in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Sales and purchase agreement by and between GR8 Seas Holdings, Inc. and the Company entered into on July 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2019	SKYWOLF WIND TURBINE CORP.

	By:	/s/ Gerald Brock
Gerald Brock
Chief Executive Officer